Securities and Exchange Commission
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2001

               SUBURBAN LODGES OF AMERICA, INC.
 (Exact name of Registrant as Specified in Charter)

Georgia	000-28108	58-1781184
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339
 (Address of Principal Executive Offices)

(770) 799-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

On May 4, 2001, the registrant amended and restated its Rights Agreement between the registrant and American Stock Transfer & Trust Company (i) to provide that those actions and determinations that previously could be taken or made under the Rights Agreement only by a majority of the “Continuing Directors,” as defined, may now be taken or made by action of the entire Board of Directors of the registrant, (ii) to eliminate any requirement that, before certain actions could be taken under the Rights Agreement, there be Continuing Directors in office who concurred in the action proposed to be taken, and (iii) to make certain other conforming changes. A copy of the Rights Agreement, as amended and restated, is included as Exhibit 4.2 to this Report and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
4.2

Amended and Restated Rights Agreement, dated May 4, 2001, between Registrant and American Stock Transfer & Trust Company including Form of Board Resolution Establishing and Designating Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B, and Summary Description of Shareholder Rights Plan as Exhibit C.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN LODGES OF AMERICA, INC.

By: /s/ David E. Krischer David E. Krischer Chairman of the Board and Chief Executive Officer
Dated: May 4, 2001

EXHIBIT INDEX

Exhibit Number	Description
4.2

Amended and Restated Rights Agreement, dated May 4, 2001, between Registrant and American Stock Transfer & Trust Company including Form of Board Resolution Establishing and Designating Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B, and Summary Description of Shareholder Rights Plan as Exhibit C.